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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 25, 2006

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware    19898
(Address of principal executive offices)

Registrant's telephone number, including area code:    (302) 774-1000

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Item 1.01.     Entry into a Material Definitive Agreement

Compensation of C. O. Holliday, Jr., Chairman and Chief Executive Officer

               On January 25, 2006, the Board of Directors approved a 3 percent increase in Mr. Holliday's annual salary from $1.255 million to $1.293 million. The Board also approved a variable compensation payment for 2005 of $1.628 million, reflecting corporate results for 2005 and consistent with the variable compensation guidelines applicable to all employees eligible to receive awards under the Company's Variable Compensation Plan. The Board approved a grant of 300,000 stock options, 58,000 performance-based restricted stock units and 58,000 time-vested restricted stock units to be effective February 1, 2006 and subject to the terms and conditions previously filed with the Securities and Exchange Commission.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

January 27, 2006

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